EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-197311 and 333-213950) and the Registration Statements on Form S-8 (Nos. 333-184214 and 333-189684) of Summit Midstream Partners, LP of our report dated February 24, 2017 relating to the financial statements of Ohio Gathering Company, L.L.C. for the year ended December 31, 2016, which appears as Exhibit 99.1 to this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Denver, Colorado
February 24, 2017

EX 23.4-1